SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No 1

to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2016

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Explanatory Note

The purpose of this Amendment No. 1 to the Current Report on Form 8-K filed by ClearSign Combustion Corporation (the “Company”) on December 7, 2016 is to correct the expiration date of the warrants described in the Warrant Agent Agreement entered into on December 7, 2016 between the Company and VStock Transfer, LLC to January 25, 2019 and to include the expiration date in the Form of Warrant Certificate included as an exhibit to the Warrant Agent Agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Warrant Agent Agreement
4.2	Form of Warrant Certificate, included as an exhibit to the Warrant Agent Agreement, filed as Exhibit 4.1 hereto
5.1	Legal opinion of Mitchell Silberberg & Knupp LLP*
10.1	Dealer Manager and Placement Agent Agreement*
99.1	Non-transferable Subscription Rights Certificate*
99.2	Form of Instructions as to use of ClearSign Combustion Corporation Subscription Rights Certificates*
99.3	Form of Letter to Shareholders who are Record Holders*
99.4	Form of Letter to Brokers, Dealers, Banks and other Nominees*
99.5	Form of Broker Letter to Clients who are Beneficial Holders*
99.6	Form of Beneficial Owner Election Form*
99.7	Form of Nominee Holder Certification*
99.8	Form of Notice of Important Tax Information*
99.9	Press release dated December 7, 2016*

*Previously filed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2017

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ James N. Harmon
James N. Harmon
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant Agent Agreement
4.2	Form of Warrant Certificate, included as an exhibit to the Warrant Agent Agreement, filed as Exhibit 4.1 hereto
5.1	Legal opinion of Mitchell Silberberg & Knupp LLP*
10.1	Dealer Manager and Placement Agent Agreement*
99.1	Non-transferable Subscription Rights Certificate*
99.2	Form of Instructions as to use of ClearSign Combustion Corporation Subscription Rights Certificates*
99.3	Form of Letter to Shareholders who are Record Holders*
99.4	Form of Letter to Brokers, Dealers, Banks and other Nominees*
99.5	Form of Broker Letter to Clients who are Beneficial Holders*
99.6	Form of Beneficial Owner Election Form*
99.7	Form of Nominee Holder Certification*
99.8	Form of Notice of Important Tax Information*
99.9	Press release dated December 7, 2016*

*Previously filed.